Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. 1350,

as Adopted Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Willdan Group, Inc. (the “Company”) for the fiscal year ended December 27, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael A. Bieber, as President and Chief Executive Officer of the Company, and Creighton K. Early, as Chief Financial Officer and Executive Vice President of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ MICHAEL A. BIEBER
Michael A. Bieber
President and Chief Executive Officer (Principal Executive Officer)
March 6, 2025

By:	/s/ CREIGHTON K. EARLY
Creighton K. Early
Chief Financial Officer and Executive Vice President (Principal Financial Officer)
March 6, 2025

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.